EXHIBIT 4.0

                          SPECIMEN STOCK CERTIFICATE



No. _________                 First Bancorp, Inc.             Number of Shares
                         (Organized Under the Laws of         ________________
                            the State of Delaware)


This certifies that

is the owner of _______________________ fully paid and non-assessable shares of common stock, par value $5.00 per share, of

                              FIRST BANCORP, INC.

                  Hereinafter called the "company," transferable on the books of the company by the holder thereof in person or by his duly authorized attorney upon surrender of this certificate properly endorsed.

                  The amount of common stock is set forth on the nbooks of the company. The shares represented by this certificate are transferable only on the stock transfer books of the company by the holder of record thereof, or by his duly authorized attrorney or legal representative, upon the surrender of this certificate properly endorsed.

[SEAL] In Witness Whereof, the company has caused this certificate to be signed by its duly authorized officers, its its seal is to be hereunto affixed.

                  Dated ______________________




                  Authorized Signature                Authorized Signature


                               Ex. 4.0 - Page 1
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                              FIRST BANCORP, INC.

   The shares represented by this certificate are issued subject to the provisions of the certificate of incorporation and bylaws of First Bancorp, Inc. (the "company") as from time to time amended (copies of which are on file at the principal executive offices of the company).

   The  company  will  furnish to any  stockholder  upon  request  and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to the extent that the same may have been fixed, and of the authority of the board of directors to designate the same with respect ot other series. Such request may be made to the company.

   The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

                 (Name) CUST (Name) (State) UNIF GIFT MIN ACT-
           _______________________ Custodian ______________________
                   (Cust)                            (Minor)
               Under _______________ Uniform Gift to Minors Act
                          State


    Additional abbreviations may also be used though not in the above list


For value received, __________________________________________________________

Please insert Social Security or other number identifying number of assignee__________________________ hereby sell, assign and transfer unto ________________________________________________ shares of the common stock represented by the within certificate, and do hereby irrevocably constitute and appoint ____________________________________ attorney, to transfer the said stock on the books of the within named company, with full power of substitution in the premises.

Dated______________________


In the presence of:                                                     (L.S.)



         Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.




                               Ex. 4.0 - Page 2

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